UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567 7204

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

BrightView Holdings, Inc. hereby amends its Current Report on Form 8-K filed on April 15, 2019, which reported the appointments, effective April 15, 2019, of Jane Okun Bomba and Mara Swan to the Board of Directors of the Company (the “Original Filing”). At the time of the Original Filing, no determination had been made regarding the committees of the Board on which Ms. Bomba and Ms. Swan would serve. This amendment to the Original Filing is being filed to report Ms. Bomba’s and Ms. Swan’s committee appointments.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2019, the Board appointed Jane Okun Bomba and Mara Swan, each of whose term of office as a director of the Company commenced on April 15, 2019, to committees of the Board. Ms. Bomba was appointed to the Audit Committee and Ms. Swan was appointed to the Compensation Committee. The Board has determined that Ms. Bomba and Ms. Swan each meet all applicable independence requirements to serve on such committees, including those set forth in the Company’s Corporate Governance Guidelines, under New York Stock Exchange rules and under the rules and regulations of the Securities and Exchange Act of 1934, as amended.

In addition, on May 21, 2019, the Board established a Nominating and Corporate Governance Committee and appointed James R. Abrahamson, Paul E. Raether and Joshua T. Weisenbeck as members of the committee. The Board has determined that Mr. Abrahamson meets all applicable independence requirements to serve on such committee, including those set forth in the Company’s Corporate Governance Guidelines and under NYSE rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: May 21, 2019	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary